EXHIBIT 4.4


                             ENTROPIN, INC.

          Incorporated Under the Laws of the State of Colorado

No. W-                                       _____ Common Stock
                                                    Purchase Warrants

                                                    CUSIP   293844 11 4

                             CERTIFICATE FOR                 (See Reverse
                              COMMON STOCK                    For Certain
                            PURCHASE WARRANTS                 Definitions)

     This Warrant Certificate certifies that ___________________, or registered assigns ("the Warrant Holder"), is the registered owner of the above indicated number of Common Stock Purchase Warrants (the "Warrants") expiring on ____________________, 2005 (the "Expiration Date"). One Warrant entitles the Warrant Holder to purchase one share of Common Stock ("Share") from Entropin, Inc., a Colorado corporation (the "Company"), at a purchase price of $__________ (the "Exercise Price"), commencing on ______________________, 2000, and terminating on the Expiration Date ("Exercise Period"), upon surrender of this Warrant Certificate with the exercise form hereon duly completed and executed with payment of the Exercise Price at the office of Corporate Stock Transfer, Inc. (the "Warrant Agent"), but only subject to the conditions set forth herein and in a Warrant Agreement dated as of ____________________, 2000 (the "Warrant Agreement") between the Company and the Warrant Agent. The Exercise Price, the number of shares purchasable upon exercise of each Warrant, the number of Warrants outstanding and the Expiration Date are subject to adjustments upon the occurrence of certain events. The Warrant Holder may exercise all or any number of Warrants. Reference hereby is made to the provisions on the reverse side of this Warrant Certificate and to the provisions of the Warrant Agreement, all of which are incorporated by reference in and made a part of this Warrant Certificate and shall for all purposes have the same effect as though fully set forth at this place.

     Upon due presentment for transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants, subject to any adjustments made in accordance with the provisions of the Warrant Agreement, shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, upon payment of $________ per Warrant Certificate and any tax or governmental charge imposed in connection with such transfer.

     The Warrant Holder of the Warrants evidenced by this Warrant Certificate may exercise all or any whole number of such Warrants during the period and in the manner stated hereon. The Exercise Price shall be payable in lawful money of the United States of America and in cash or by certified or bank cashier's check or bank draft payable to the order of the Company. If upon exercise of any Warrants evidenced by this Warrant Certificate the number of Warrants exercised shall be less than the total number of Warrants so evidenced, there shall be issued to the Warrant Holder a new Warrant Certificate evidencing the number of Warrants not so exercised.

     Subject to the following paragraph, no Warrant may be exercised after 5:00 p.m. Mountain Time on the Expiration Date and any Warrant not exercised by such time shall become void, unless extended by the Company.

     The Warrants are subject to redemption by the Company at $.25 per Warrant, no earlier than ______________________, 2001, at any time prior to their expiration, or not less than 30 days' prior written notice to the holders of Warrants, provided that the daily trading price per share of Common Stock has been at least $__________ for a period of at least 10 consecutive trading days immediately preceding the date upon which the notice of redemption is given. The Warrant Holders shall have the right to exercise the Warrants held by them before the date specified in the redemption notice. Upon expiration of such period, all rights of the Warrant Holders shall terminate, other than the rights to receive the redemption price, without interest, and the right to receive the redemption price shall itself expire on the Warrant Expiration Date.

     This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its President and by its Secretary, each by a facsimile of his/her signature, and has caused a facsimile of its corporate seal to be imprinted hereon.

     Dated:  ______________________

                                        ENTROPIN, INC.


_____________________________           By________________________________
Higgins D. Bailey, Secretary                 Thomas G. Tachovsky, President




                                        CORPORATE STOCK TRANSFER, INC.
                                             Warrant Agent


                                        By_________________________________
                                             Carylyn K. Bell, President

                     FORM OF REVERSE SIDE OF WARRANT

     This Warrant Certificate, when surrendered to the Warrant Agent at its principal office by the Warrant Holder, in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, upon the payment of any tax or other governmental charge imposed in connection with such exchange, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing a like number of Warrants, subject to any adjustments made in accordance with the provisions of the Warrant Agreement.

     The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for all proposes and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. No Warrant Holder, as such, shall have any rights of a holder of the Common Stock of the Company, either at law or at equity, and the rights of the Warrant holder, as such, are limited to those rights expressly provided in the Warrant Agreement and in the Warrant Certificate.

     Under the Warrant Agreement the Exercise Price is subject to adjustment if the Company shall effect any merger, stock split or reverse stock split, stock dividend, recapitalization or stock combination with respect to the Common Stock. Any such adjustment of the Exercise Price will also result in an adjustment of the number of shares of Common Stock purchasable upon exercise of a Warrant or, if the Company should elect, an adjustment of each outstanding Warrant into a different number of Warrants.

     The Company shall not be required to issue fractions of Warrants upon any such adjustment or to issue fractions of shares upon the exercise of any Warrants upon any such adjustment, in accordance with the Warrant Agreement.

     The Warrant Agreement is subject to amendment upon the approval of holders of at least two-thirds of the outstanding Warrants as a group, except that no such approval is required for the reduction of the Exercise Price or extension of the Expiration Date. No amendment shall accelerate the Expiration Date or increase the Exercise Price without the approval of all the holders of all outstanding Warrants. A copy of the Warrant Agreement will be available at all reasonable times at the office of the Warrant Agent for inspection by any Warrant Holder. As a condition of such inspection, the Warrant Agent may require any Warrant Holder to submit the Warrant Holder's Warrant Certificate for inspection.

IMPORTANT: The Warrants represented by this Certificate may not be exercised by a Warrant Holder unless at the time of exercise the underlying shares of Common Stock are qualified for sale by registration or otherwise in the state where the Warrant Holder resides or unless the issuance of the shares of Common Stock would be exempt under the applicable state securities laws. Further, a registration statement under the Securities Act of 1933, as amended, covering the issuance of shares of Common Stock upon the exercise of this Warrant must be in effect and current at the time of exercise unless the issuance of shares of Common Stock upon any exercise is exempt from the registration requirements of the Securities Act of 1933. Unless such registration statement is in effect and current at the time of exercise, or unless such an exemption is available the Company may decline to permit the exercise of this Warrant.

                   TRANSFER FEE $_____ PER CERTIFICATE

                             ENTROPIN, INC.

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

                                             UNIF GIFT MIN ACT -
TEN COM - as tenants in common                    Custodian
TEN ENT - as tenants by the entireties       ------------------
JT TEN  - as joint tenants with right        (Cust)     (Minor)
          of survivorship and not as           under Uniform Gifts
          tenants in common                     to Minors Act _______
                                                                 (State)

Additional abbreviations may also be used though not in the above list.


                           FORM OF ASSIGNMENT

    (To Be Executed by the Registered Holder if the Registered Holder
               Desires to Assign Warrants Evidenced by the
                       Within Warrant Certificate)

     FOR VALUE RECEIVED ____________________ hereby sells, assigns and transfers unto _____________________ Warrants, evidenced by the within Warrant Certificate, and does hereby irrevocably constitute and appoint _______________________ Attorney to transfer the said Warrants evidenced by the within Warrant Certificate on the books of the Company, with full power of substitution.

Dated: _________________           ________________________________
                                        Signature

NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature Guaranteed:  _________________________________________

                      FORM OF ELECTION TO PURCHASE

(To be Executed by the Holder if the Registered Holder Desires to Exercise
          Warrants Evidenced by the Within Warrant Certificate)

To Entropin, Inc.:

     The undersigned hereby irrevocably elects to exercise ________ Warrants, evidenced by the within Warrant Certificate for, and to purchase thereunder, __________ full shares of Common Stock issuable upon exercise of said Warrants and delivery of $________ and any applicable taxes.

     The undersigned requests that certificates for such shares be issued in the name of:
                                 PLEASE INSERT SOCIAL SECURITY OR
                                     TAX IDENTIFICATION NUMBER

_______________________________    _________________________________
(Please print name and address)

_______________________________    _________________________________

_______________________________    _________________________________

     If said number of Warrants shall not be all the Warrants evidenced by the within Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to:

__________________________________________________________________________
                     (Please print name and address)

__________________________________________________________________________

___________________________________________________________________________

Dated:  ____________________  Signature: __________________________

NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, or if signed by any other person the Form of Assignment hereon must be duly executed and if the certificate representing the shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which the within Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

Signature Guaranteed:  ____________________________________

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.